Independent Auditors’ Consent

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stock Market Solutions, Inc. of our report dated March 5, 2004 on Form 10-KSB on the financial statements of Stock Market Solutions, Inc. (a development stage company) as of December 31, 2003, for each of the two years ended December 31, 2003 and from January 22, 1999 (inception of development stage) to December 31, 2003 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 10, 2004